EXHIBIT 23




                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
NuTech Digital, Inc.


We consent to the use of our report dated March 9, 2004, except as to Note 22, which is dated March 25, 2004, in the Registration Statement on Form SB-2 and related prospectus of NuTech Digital, Inc. filed on March 26, 2004.



                                          /s/Farber & Hass LLP
                                          ------------------------
                                          FARBER & HASS LLP

Camarillo, California
March 26, 2004